SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                               SCHEDULE 14A
                              (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                               SCHEDULE 14A

             PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

                        Filed by the Registrant |X|


              Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
 -
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                   PACIFIC HEALTH CARE ORGANIZATION INC.
                   -------------------------------------
              (Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

            Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.
 -
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-
     11.
1)   Title of each class of securities to which transaction applies:
2)   Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)   Proposed maximum aggregate value of transaction:
5)   Total fee paid:
|_|  Fee paid previously with preliminary materials:
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     1) Amount previously paid:
     2) Form, Schedule or Registration Statement No.:
     3) Filing Party:
     4) Date Filed:


                   PACIFIC HEALTH CARE ORGANIZATION, INC.
                          1280 Bison, Suite B9-596
                         Newport, California 92660


                 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

     The Special Meeting of Stockholders of Pacific Health Care
Organization, Inc., (the "Company") will be held at the Little America Hotel, located at 500 South Main Street in Salt Lake City, Utah on November 18, 2004, at 7:00 a.m., local time, for the following purposes:

     1. To elect one director to the Company's Board of Directors, as required by the Utah Revised Business Corporation Act to fill the vacancy created by the death of director Rudy LaRusso;

     2. To appoint Chisholm, Bierwolf & Nilson as the independent registered public accounting firm of the Company for the 2004 fiscal year; and

     3. To ratify the Pacific Health Care Organization, Inc., 2002 Stock Option Plan as previously adopted by the Board of Directors of the Company.

     Company President, Tom Kubota, has fixed the close of business on October 11, 2004, as the record date for determining stockholders entitled to notice of, and to vote at, the meeting. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of 10 days prior to the meeting during regular business hours at the Company's headquarters, 1280 Bison, Suite B9-596, Newport Beach, California 92660.

     All Company stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the Special Meeting of Stockholders, your proxy vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States. Should you receive more than one proxy because your shares are registered in different names or addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the meeting. If you attend the meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the meeting will be counted.



                          YOUR VOTE IS IMPORTANT

IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.


                                   By order of the President,



                                   --------------------------------------
October 21, 2004                   Tom Kubota, President

















































                                     2

                   PACIFIC HEALTH CARE ORGANIZATION, INC.
                          1280 Bison, Suite B9-596
                         Newport, California 92660

                              PROXY STATEMENT

GENERAL

     SOLICITATION OF PROXIES. This proxy statement is being furnished to the stockholders of Pacific Health Care Organization, Inc., a Utah corporation, in connection with the solicitation of proxies by our President for use at a Special Meeting of Stockholders to be held at the Little America Hotel, located at 500 South Main Street, Salt Lake City, Utah, at 7:00 a.m., local time, on November 18, 2004, or at any adjournment thereof. A copy of the notice of meeting accompanies this proxy statement. It is anticipated that the mailing of this proxy statement will commence on or about October 25, 2004.

     COST OF SOLICITATION. The Company will bear the costs of soliciting proxies. In addition to the use of the mails, certain directors or officers of our Company may solicit proxies by telephone, telegram, facsimile, cable or personal contact. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of Company common stock.

     OUTSTANDING VOTING SHARES. Company stockholders of record at the close of business on October 11, 2004, the record date for the meeting, will be entitled to notice of and to vote at the meeting. On the record date, the Company had 15,427,732 shares of common stock outstanding, which are its only securities entitled to vote at the meeting, each share being entitled to one vote.

     VOTE REQUIRED FOR APPROVAL. Shares of common stock will vote with respect to each proposal. Under the Company's Bylaws, Proposals 2 and 3 each require the affirmative vote of a majority of the votes eligible to be voted by holders of shares represented at the Special Meeting in person or by proxy. With respect to Proposal 1 votes may be cast by a stockholder in favor of the nominee or withheld or an alternative candidate may be written in. With respect to Proposals 2 and 3 votes may be cast by a stockholder in favor or against the Proposals or a stockholder may elect to abstain. Since votes withheld and abstentions will be counted for quorum purposes and are deemed to be present for purposes of the respective proposals, they will have the same effect as a vote against each matter.

     Under the NASD Rules of Fair Practice, brokers who hold shares in street name have the authority, in limited circumstances, to vote on certain items when they have not received instructions from beneficial owners. A broker will only have such authority if (i) the broker holds the shares as executor, administrator, guardian, trustee or in a similar representative or fiduciary capacity with authority to vote or (ii) the broker is acting under the rules of any national securities exchange of which the broker is also a member. Broker abstentions or non-votes will be counted for purposes of determining the presence or absence of a quorum at the meeting. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, but broker non-votes are not counted for purposes of determining whether a proposal has been approved





     VOTING YOUR PROXY. Proxies in the accompanying form, properly executed and received by the President of the Company prior to the Special Meeting and not revoked, will be voted as directed. In the absence of direction from the stockholder, properly executed proxies received prior to the special meeting will be voted FOR the nominee of the Company President and FOR Proposals 2 and 3. You may revoke your proxy by giving written notice of revocation to the Company Secretary at any time before it is voted, by submitting a later-dated proxy or by attending the Special Meeting and voting your shares in person. Stockholders are urged to sign and date the enclosed proxy and return it as promptly as possible in the envelope enclosed for that purpose.

                                PROPOSAL ONE

                            ELECTION OF DIRECTOR

     Section 16-10a-803 of the Utah Revised Business Corporation Act requires that the Company have at least three directors on its Board of Directors. With the recent death of Mr. Rudy LaRusso, a Company officer and director, the Board currently consists of only two members, Tom Kubota and Tom Roush, leaving a vacancy on the Board of Directors. Additionally, in connection with the enactment of the Sarbanes-Oxley Act of 2002, and changes in the listing requirements of some stock exchanges, companies are being required to have independent directors to serve on their Boards of Directors and audit committees. The term "independent" in this context means an individual who does not, other than in his capacity as a member of the audit committee or board of directors, accept any consulting, advisory or other compensatory fee from the corporation or an affiliate of the corporation or any subsidiary. Another anticipated change resulting from the Sarbanes-Oxley Act will be the required disclosure by reporting companies of whether at least one member of the Company's audit committee, (or the Board of Directors in the absence of an audit committee), is a financial expert. The term "financial expert" refers to a person with experience as a CFO, CPA or other accounting experience such as a comptroller or principal accounting officer. If the Company does not have a financial expert, it will be required to disclose that fact and the reason therefore in its periodic filings with the Securities and Exchange Commission. Although not all of these requirements are currently applicable to the Company, the Company President believes it would be good corporate governance practice to elect an individual who is independent and may qualify as a financial expert to serve on the Board of Directors.

     To comply with the requirements of the Utah Revised Business Corporation Act and to fulfill good corporate governance practice, the Company's President has nominated Thomas Iwanski to fill the vacancy left by Mr. LaRusso for the remainder of Mr. LaRusso's term and until his successor shall be elected by shareholders of the Company. Mr. Iwanski is believed to be independent of the Company and should qualify as a financial expert.










                                     2

     DIRECTORS, EXECUTIVE OFFICERS AND NOMINEES

     Set forth below is certain information as of October 11, 2004, concerning the Company's current executive officers and directors and the nominee for election at the Special Meeting, including the business experience of each for at least the past five years:

                         Present Position                   Director
Name             Age     With the Company                   Since
----             ----    ----------------                   ----------
Tom Kubota       65      Director                           September 2000
                         President and Interim Secretary
Tom Roush        47      Director                           April 2003
Donald Hellwig   51      Chief Financial Officer
Thomas Iwanski   46      Nominee for Director


     TOM KUBOTA. Mr. Kubota has thirty years of experience in the investment banking, securities and corporate finance field. He held the position of Vice President at Drexel Burnham Lambert; at Stem, Frank, Meyer and Fox; and at Cantor Fitzgerald. Mr. Kubota is the president of Nanko Corporation, which specializes in capital formation services for high technology and natural resources companies. He has expertise in counseling emerging public companies and has previously served as a director of both private and public companies. For the last five years, Mr. Kubota has been primarily engaged in running his consulting firm Nanko Investments, Inc.

     TOM ROUSH. Mr. Roush graduated from Ohio Wesleyan University in 1978 with a Bachelors of Arts in history and communications. For the last four years Mr. Roush has been principally engaged as an account manager for a software company. Prior to that Mr. Roush served as the CEO of Medex Healthcare, Inc., a wholly owned subsidiary of the Company.

     DONALD HELLWIG. Mr. Hellwig has been primarily engaged as a self-employed accountant for the last fifteen years working with various businesses and high net worth individuals. Mr. Hellwig received an Associates of Arts in 1961 from Santa Monica City College and a Bachelors of Science degree from UCLA in 1964 in Business Administration with an emphasis in accounting. Prior to being self employed Mr. Hellwig held various positions with several companies such as Chief Accountant at Continental Airlines and the Manager of Accounting at Flying Tiger Lines.

     THOMAS IWANSKI. Since February 2003, Mr. Iwanski has served as a Special Advisor to the CEO of Procom Technology, Inc., where he plays a prominent role in the development and implementation of business and financial strategies. During the past five years Mr. Iwanski has also served in various positions including, Vice President Finance, Chief Financial Officer, Director and Secretary for a number of companies, including Cognet, Inc., NetVantage, Inc., Kimalink, Inc., Xponent Photonics, Inc., Prolong, Inc., and Memlink, Inc. Mr. Iwanski also has approximately ten years of public accounting experience having worked for KPMG, LLP, as a Senior Audit Manager and a Certified Public Accountant. Mr. Iwanski received a Bachelor of Business Administration from the University of Wisconsin-Madison in 1980.

     There are no family relationships among the current members of the Board of Directors nor with the nominee to the Board of Directors.


                                     3

     The Company's President does not expect that the nominee will become unavailable for election as a director, but, if for any reason that should occur prior to the Special Meeting, the person named in the proxy will vote for such substitute nominee, if any, as may be recommended by the Company's President.

     VOTE REQUIRED

     Directors are elected by a plurality of votes cast at the Special Meeting. Unless contrary instructions are set forth in the proxies, the persons with full power of attorney to act as proxies at the Special Meeting will vote all shares represented by such proxies for the election of the nominee named therein as director. Should any of the nominee become unable or unwilling to accept nomination or election, it is intended that the person acting under the proxy will vote for the election, in the nominee's stead, of such other person as the President of the Company may recommend. The President has no reason to believe that the nominee will be unable or unwilling to stand for election or to serve if elected. Should you desire to elect an individual other than the nominee listed in this proxy statement, you may write in that individual in the space provided on your proxy.

       THE COMPANY'S PRESIDENT RECOMMENDS THAT YOU VOTE "FOR" THOMAS
               IWANSKI TO FILL THE VACANT DIRECTORSHIP ON THE
                        COMPANY'S BOARD OF DIRECTORS

     SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS

     As of October 11, 2004, the Company had 15,427,732 shares of its common stock issued and outstanding. The following table sets forth the beneficial ownership of Company common stock as of that date, of each director, nominee, the President, the other executive officers, and for all directors and executive officers as a group.
___________________________________________________________________________

                                   Shares of           Percentage
Name                               Common Stock        of Class
___________________________________________________________________________
Tom Kubota*                          2,153,931          13.9%
Tom Roush                            1,083,333           7.0%
Donald Hellwig                           3,000           0.0%
Thomas Iwanski                               0           0.0%
___________________________________________________________________________

All directors, nominees and executive
officers as a group (4 persons):     3,240,364          20.9%
___________________________________________________________________________

     *The number of shares attributed to Mr. Kubota include 1,702,305 shares held of record by Nanko Investments, Inc. Mr. Kubota is the president of Nanko Investments, Inc. As such, Mr. Kubota may be deemed to have voting and/or investment power over the shares held by Nanko
Investments and therefore may be deemed to be the beneficial owner of those shares.


                                     4

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of October 11, 2004, the persons named below were, to the knowledge of the President of the Company, the only beneficial owners of more than 5% of the outstanding common stock, other than directors, nominees and executive officers whose beneficial ownership is described in the above table.

___________________________________________________________________________

                                        Shares of      Percentage
Name                                    Common Stock   of Class
___________________________________________________________________________
Peter G. Alexakis                        1,083,333        7.0%
Amafin Trust                             1,500,000        9.7%
Eurifa Anstalt                             900,000        5.8%
Donald P. Balzano                        1,083,335        7.0%
Manfred Heeb                             1,445,982        9.4%
Auric Stiftung                           1,500,000        9.7%
Marvin Teitelbaum                        1,083,333        7.0%
William Rifkin                           1,083,333        7.0%
Janet Zand                               1,083,333        7.0%
___________________________________________________________________________
     TOTAL                              10,762,649       69.6%
___________________________________________________________________________

     EXECUTIVE COMPENSATION

     The following chart sets forth the compensation paid to each Executive Officer and Director of the Company during the last three fiscal years:

                              SUMMARY COMPENSATION TABLE

                 Annual Compensation              Long Term        Compensation
                                                  Awards  Payouts
                                         Other    Restr                     All
Name and                                 Annual   icted                     Other
Principal                                Compen   Stock   Options  LTIP     Compen
Position         Year  Salary   Bonus    sation   Awards  /SARs    Payout   sation
-------------    ----  -------  -------  -------  ------- -------  -------  -------
Tom Kubota       2003  $ 3,700  $-0-     $-0-     $-0-    $-0-     $-0-     $9,600
                                                                            (1)
President        2002   -0-      -0-      -0-      -0-     -0-      -0-      -0-
Director         2001   -0-     23,000   35,000   1,754    -0-      -0-      -0-
                                         (2)

Donald Hellwig   2003   -0-      -0-      -0-      -0-     -0-      -0-      -0-
CFO              2002   -0-      -0-      -0-      -0-     -0-      -0-      -0-
                 2001   -0-      -0-      -0-      -0-     -0-      -0-      -0-

Donald Balzano   2003  132,000   -0-      -0-      -0-     -0-      -0-      -0-
CEO of Company   2002  104,000   -0-      -0-      -0-     -0-      -0-      -0-
 Subsidiary
 Medex           2001   -0-      -0-      -0-      -0-     -0-      -0-      -0-

                                          5

Doug Hikawa      2003  100,000   -0-      -0-      -0-     -0-      -0-      -0-
VP of Company    2002   70,000   -0-      -0-      -0-    50,000    -0-      -0-
 Subsidiary                                               (3)
 Medex           2001   -0-      -0-      -0-      -0-     -0-      -0-      -0-

Rudy LaRusso     2003    3,700   -0-      -0-      -0-     -0-      -0-      -0-
Former Secretary 2002   -0-      -0-      -0-      -0-    -0-       -0-      -0-
Former Director  2001   -0-      -0-      -0-        330   -0-      -0-      -0-

Peter Alexakis   2003   -0-      -0-      -0-      -0-     -0-      -0-      -0-
Former Director  2002     700    -0-      -0-      -0-     -0-      -0-      -0-
                 2001   -0-      -0-      -0-      -0-     -0-      -0-      -0-

     (1) This amount represents medical insurance premiums.

     (2) Tom Kubota provided consulting services to the Company through Nanko Investments, Inc., his private consulting business. This amount represents funds paid by the Company to Nanko Investments, Inc. These services were provided on terms at least as favorable as could have been negotiated with an independent third party.

     (3) Doug Hikawa was granted stock options to purchase up to 50,000 shares of restricted common stock in August of 2002 pursuant to the Company's stock option plan. Fifty percent or 25,000 of the options granted vested upon the date of grant and an additional 25% of the options granted vested on the one year anniversary of the grant. The remaining 25% of the options granted will vest on the two year anniversary of the date of grant. The options are exercisable at $.05 per share. None of Mr. Hikawa's options have been exercised to date.

     No other compensation has been paid directly or accrued to any other officer or director of the Company to date. The Company has no policy for compensating its directors for attendance at Board of Directors meetings or for other services as directors.

     Compensation of officers and directors is determined by the Company's Board of Directors and is not subject to shareholder approval. The Company has no retirement, pension, or benefit plan at the present time, however, the Board of Directors may adopt plans as it deems to be reasonable under the circumstances.



                                     6

     MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During fiscal year ended December 31, 2003, there were ten meetings of the Board of Directors. Mr. Roush did not attend two of the meetings, otherwise other meetings of the Board of Directors were fully attended. Currently, the Board of Directors currently has no standing committees.

                                PROPOSAL TWO

             APPOINT INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

     The firm of Chisholm, Bierwolf & Nilson served as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2003. The Company's President recommends the Company retain the services of Chisholm, Bierwolf & Nilson to continue in their capacity as the Company's independent registered public accounting firm for the 2004 fiscal year is submitting this matter to shareholders for their approval.

     AUDIT FEES

     Principal accounting fees for professional services rendered to the Company by Chisholm, Bierwolf & Nilson for the years ended December 31, 2003 and 2002, are summarized as follows:


                                            2003           2002
___________________________________________________________________________
    Audit                                   $43,357        $4,500
    Audit related                               -             -
    Tax                                         -             -
___________________________________________________________________________
    All other                                   -             -
===========================================================================


    AUDIT FEES. Audit fees were for professional services rendered in connection with the Company's annual financial statement audits and quarterly reviews of financial statements for filing with the Securities and Exchange Commission.

    BOARD OF DIRECTORS PRE-APPROVAL POLICIES AND PROCEDURES. At its regularly scheduled and special meetings, the Board of Directors, in lieu of an established audit committee, considers and pre-approves any audit and non-audit services to be performed by the Company's independent accountants. The Board of Directors has the authority to grant pre-approvals of non-audit services.

    In the event of a negative vote, the selection of another independent certified public accounting firm will be made by the Board of Directors. A representative of Chisholm, Bierwolf & Nilson is not expected to be present at the Special Meeting. In the event a representative is present he or she will be given an opportunity to make a statement if he or she desires and if present, he or she is expected to be available to respond to appropriate questions. Notwithstanding approval by the shareholders, the Board or Directors shall have the right to replace the auditors at any time.


                                     7

       THE COMPANY'S PRESIDENT RECOMMENDS A VOTE "FOR" PROPOSAL TWO, APPOINTING CHISHOLM, BIERWOLF & NILSON AS THE COMPANY'S INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL 2004

                               PROPOSAL THREE

             RATIFY THE PACIFIC HEALTH CARE ORGANIZATION, INC.,
        2002 STOCK OPTION PLAN AS ADOPTED BY THE BOARD OF DIRECTORS

    DESCRIPTION OF THE PACIFIC HEALTH CARE ORGANIZATION, INC., 2002 STOCK OPTION PLAN

    In November 2002, the Company's Board of Directors adopted the Pacific Health Care Organization, Inc., 2002 Stock Option Plan, (the "Plan"), a copy of which is attached to this proxy statement as Annex A. A copy of the plan will also be available for inspection at the Company's principal executive offices for a period of ten days preceding the date of the Special Meeting. Under the Plan, key employees, advisors and consultants of the Company, (including directors and officers who are employees) may be granted options to purchase shares of Company common stock.

    The Plan permits the granting of 1,000,000 shares of common stock, of which 85,000 have already been granted, at a price equal to one hundred percent (100%) of the fair market value of the common stock on the date that the option is granted provided, however, that the price shall not be less than the par value of the common stock that is subject to the option. Further, no Incentive Stock Option may be granted to an employee owning common stock having more than 10% of the voting power of the Company unless the option price for such employee's option is at least 110% of the fair market value of the common stock subject to the option at the time the option is granted and the option is not exercisable after the expiration of five years from the date of granting. The par value of the Company's common stock is presently $.001 per share. No option may be granted under the Plan after the tenth anniversary of the adoption of the Plan. Unless otherwise specified by the Board, options granted under the Plan are Incentive Stock Options under the provisions and subject to the limitations of Section 422 of the Internal Revenue Code.

    ADMINISTRATION OF THE PLAN

    The Plan shall be administered by the Board until such time as a Compensation Committee is appointed. Subject to the provisions of the Plan, the Board determines the employees who will receive options under the Plan, the number of shares subject to each option and the terms of those options, and interprets the Plan and makes such rules or procedures as the Board may deem proper.


                                     8

    Upon the granting of any option, the optionee must enter into a written agreement with the Company setting forth the terms upon which the option may be exercised. Such an agreement will set forth the length of the term of the option and the timing of its exercise as determined by the Board. The Compensation Committee, or if there is none, the Board, in its sole discretion will determine the vesting schedule and exercise dates of any equity security granted under the Plan at the time each grant is made. No equity security granted under the Plan shall be exercisable within six months of the date of grant without approval of the Compensation Committee or the Board. In no event shall the length of an option extend beyond ten years from the date of its grant. An optionee may exercise an option by delivering payment to the Company in cash.

    Under the Plan, if the employment of any person to whom an option has been granted is terminated for any reason other than the death or disability of the optionee, the option shall automatically terminate. If the termination is by reason of retirement, the optionee may exercise such portion of the option as has vested, within three months of termination or within the remaining term of the option, whichever is shorter. If the optionee dies while employed by the Company or its subsidiaries, or during a period after termination of employment in which the optionee could exercise an option, the optionee's beneficiary may exercise the option within one year of the date of the optionee's death but in no event may the option be exercised later than the date on which the option would have expired if the optionee had lived. If the termination is by reason of disability, the optionee may exercise the option, in whole or in part, at any time within one year following such termination of employment but in no event may the option be exercised later than the date on which the option would have expired had the optionee not become disabled.

    FEDERAL INCOME TAX CONSEQUENCES

    With respect to the tax effects of non-qualified stock options, since the options granted under the Plan do not have a "readily ascertainable fair market value" within the meaning of the Federal income tax laws, an optionee of an option will realize no taxable income at the time the option is granted. When a non-qualified stock option is exercised, the optionee will generally be deemed to have received compensation, taxable at ordinary income tax rates, in an amount equal to the excess of the fair market value of the shares of our Common Stock on the date of exercise of the option over the option price. The Company will withhold income and employment taxes in connection with the optionee's recognition of ordinary income as a result of the exercise by an optionee of a non-qualified stock option. The Company generally can claim an ordinary deduction in the fiscal year that includes the last day of the taxable year of the optionee which includes the exercise date or the date on which the optionee recognizes income. The amount of such deduction will be equal to the ordinary income recognized by the optionee. When stock acquired through the exercise of a non-qualified stock option is sold, the difference between the optionee's basis in the shares and the sale price will be taxed to the optionee as a capital gain (or loss).


                                     9


    With respect to the tax effects of Incentive Stock Options, the optionee does not recognize any taxable income when the option is granted or exercised. If no disposition of shares issued to an optionee pursuant to the exercise of an Incentive Stock Option is made by the optionee within two years after the date the option was granted or within one year after the shares were transferred to the optionee, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss and (b) we will be allowed no deduction for Federal income tax purposes. The exercise of an Incentive Stock Option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

    If shares of Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of the two year and one year holding periods described above (a "Disqualifying Disposition") generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized upon the sale of such shares) over the option price thereof, and (b) we will be entitled to deduct such amount, subject to applicable withholding requirements. Any further gain realized will be taxed as short-term or long-term capital gain and will not result in any deduction by our company. A Disqualifying Disposition will eliminate the item of tax preference associated with the exercise of the Incentive Stock Option.

    CHANGES IN PLAN

    The Plan may be terminated, suspended, or modified at any time by the Board, but no amendment increasing the maximum number of shares for which options may be granted (except to reflect a stock split, stock dividend or other distribution), reducing the option price of outstanding options, extending the period during which options may be granted, otherwise materially increasing the benefits accruing to optionees or changing the class of persons eligible to be optionees shall be made without first obtaining approval by a majority of the Company's shareholders. No termination, suspension or modification of the Plan shall adversely affect any right previously acquired by the optionee or other beneficiary under the Plan.

    Options granted under the Plan may not be transferred other than by will or by the laws of descent and distribution and, during the optionee's lifetime may be exercised only by the optionee. All of the Options previously issued under the prior plan remain unchanged and outstanding.

     THE COMPANY'S PRESIDENT RECOMMENDS A VOTE "FOR" PROPOSAL THREE TO
             RATIFY THE PACIFIC HEALTH CARE ORGANIZATION, INC.,
                           2004 STOCK OPTION PLAN

                               OTHER MATTERS

    The Company's President knows of no other matters that are to be presented for action at the Special Meeting of Stockholders other than those set forth above. If any other matters properly come before the Special Meeting of Stockholders, the person named in the enclosed proxy form will vote the shares represented by proxies in accordance with their best judgment on such matters.


                                     10

    2004 SHAREHOLDER PROPOSALS

    If you wish to include a proposal in the Proxy Statement for the 2004 Annual Meeting of Stockholders, your written proposal must be received by the Company no later than October 15, 2005. The proposal should be mailed by certified mail, return receipt requested, and must comply in all respects with applicable rules and regulations of the Securities and Exchange Commission, the laws of the State of Utah and our Bylaws. Stockholder proposals may be mailed to the Corporate Secretary, Pacific Health Care Organization, Inc., 1280 Bison, Suite B9-596, Newport Beach, California 92660.

    For each matter that you wish to bring before the meeting, provide the following information:

     (a) a brief description of the business and the reason for bringing it to the meeting;
     (b)  your name and record address;
     (c)  the number of shares of Company stock which you own; and
     (d) any material interest (such as financial or personal interest) that you have in the matter.

                SELECTED INFORMATION FROM OUR ANNUAL REPORT
      ON FORM 10-KSB FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                             ON APRIL 14, 2004

DESCRIPTION OF BUSINESS
-----------------------

     History of the Company
     ----------------------

     Pacific Health Care Organization, Inc. (the "Company") was incorporated under the laws of the state of Utah on April 17, 1970 under the name Clear Air, Inc. The Company was organized and authorized to pursue any lawful purpose or purposes. The Company amended its Articles of Incorporation on September 26, 2000, to effect a seventy-five for one reverse split, and to change the authorized common stock to 50,000,000 shares, par value of $0.001. The Company later amended its Articles of Incorporation on October 30, 2000, changing its name to Immunoclin International, Inc. Due to complications in the proposed business, the Company again amended its Articles of Incorporation on January 31, 2001, changing its name to Pacific Health Care Organization, Inc. In connection with the January 2001 name change, a new board of directors was put in place and new management was subsequently appointed.


                                     11

     The Company has had limited business operations since the early 1990's, has not generated any significant revenues and was engaged in searching for business opportunities until 2001. Management believes that the Company has identified a significant opportunity within the Workers' Compensation industry in the State of California.

     On February 26, 2001, the Company acquired Medex Healthcare, Inc. ("Medex"), a California corporation organized March 4, 1994, in a share for share exchange in which the Company acquired all of the outstanding shares of Medex in exchange for 6,500,000 shares of the Company. The acquisition of Medex by the Company was accounted for as a reverse acquisition, with Medex being considered the accounting acquirer. Medex had limited operations and was primarily engaged in making application for California State licenses to operate as a Health Care Organization for the three years prior to the acquisition. Medex is now a wholly owned subsidiary of the Company. In addition, the Company formed Workers Compensation Assistance, Inc. ("WCA"), a California corporation on August 14, 2001, which is also a wholly owned subsidiary. WCA does not have any operations to date, and the principal business of the Company is the business of Medex.

     INDUSTRY BACKGROUND
     -------------------

     The California legislature passed Assembly Bill 110 ("AB 110" or the "bill") in July of 1993 and later deregulated the premiums paid by employers for Workers' Compensation insurance. These two events have given rise to the business of the Company.

     AB 110 was a collaboration of efforts from both employers and organizations, such as plaintiffs' attorneys who represent injured workers, in an effort to curtail employers from leaving California due to escalating Workers' Compensation costs. The bill addresses the problem of rising medical costs associated with poor quality care to the injured worker. Two of the major problems with the existing system, as identified by the legislature, were fraud and the lack of a managed care program that allowed control of the quality of medical care of an injured worker beyond thirty days. As a result, the bill created a new health care delivery body to solve the unique medical and legal issues of Workers' Compensation. These new entities are called Health Care Organizations ("HCO"). The HCOs are networks of health care professionals specializing in the treatment of workplace injuries and in back-to-work rehabilitation and training. An HCO does not waive the statutory obligation of companies to either possess workers' compensation insurance or qualify as self- insured.

     HCOs were created to appeal to employees, while providing substantial savings to employers. This is accomplished by providing high quality medical care and increasing the length of time employers are involved in the medical care provided to injured workers. The increased length in control is designed to decrease the incidence of fraudulent claims and disability awards and is also based upon the notion that if there is more control over medical treatment there will be more control over costs, and subsequently, more control over getting injured workers back on the job. This increase in control is intended to reduce the costs of claims and thereby reduce workers' compensation premiums.



                                     12

     In addition, the legislature requires that employers who use HCOs give employees a choice of HCOs or managed care physicians for treatment. It is anticipated that this will increase quality and give employees a fair say in their treatment.

     Prior to the passing of the bill, premiums paid by employers were fixed by law at a rate that was only dependent upon the occupation of the workers covered under the policy. An additional measure enacted by the California legislature deregulated the premiums paid by employers. This encouraged competition for market share of the Workers' Compensation insurance business. The increased competition initially drove premiums down to levels that were not sustainable. In response, insurers have hiked insurance premiums. Drastically rising premiums are forcing employers to search for alternative Workers' Compensation programs such as the HCOs created by AB 110.

     CERTIFICATION PROCESS
     ---------------------

     All applications for HCO license certification are processed by the California Department of Industrial Relations ("DIR"). The application process is time consuming and requires descriptions of applicant's organization and planned methods of operation.

     The applicant for the HCO licence must develop a contracted network of providers for all of the necessary medical services that injured workers may need. This network must be developed to the satisfaction of the DIR. Given the wide range of medical providers needed over a large geographical area, this is a significant undertaking. The network of providers must be under contract with the HCO applicant and be willing to provide the various services in their specialty. All contracts must be approved by the DIR so as to assure the best of care will be provided to the injured worker.

     Next, the HCO applicant must develop committees of providers that will ensure the injured worker receives the best of care. This requirement includes the development of Quality Assurance, Utilization, Work Safety, Educational and Grievance committees.

     Finally, an HCO applicant must demonstrate to the DIR's satisfaction that it has the resources necessary to manage and administer a large network of providers. To establish the HCO applicant's ability to administer a network, it requires the applicant to furnish the details of its operating system to the DIR in writing.

     The Company's wholly owned subsidiary Medex received its first HCO license on March 15, 1997, for its network of primary care providers. Medex later received a second HCO license on October 10, 2000, for its network of primary and specialized care providers.

     BUSINESS OF THE COMPANY
     -----------------------

     The principle business of the Company is that of its wholly owned subsidiary Medex. Medex is in the business of managing and administering Health Care Organizations. As mentioned previously, these HCOs are networks of medical providers established to serve the Workers' Compensation industry. The California legislature mandated that if an employer contracts services from an HCO, the injured workers must be given a choice between at least two HCOs. The Company recognized early on that two HCO certifications are necessary to be competitive. Instead of aligning with a competitor, the Company elected to go through the lengthy application process with the DIR twice and has subsequently received certification to operate two separate HCOs. The Company anticipates this requirement is to be eliminated on January 1, 2004, which may reduce the competitive advantage of having two HCO licenses.


                                     13

     Through the two licenses to operate HCOs, the Company offers the injured worker a choice of enrolling in an HCO with a network managed by primary care providers requiring a referral to specialists or a second HCO where injured workers do not need any prior authorization to be seen and treated by specialists.

     The two HCO certifications obtained by the Company cover seven counties in Southern California containing over nine million workers,
approximately 52% of the State's workforce.   This geographical area has a
multi-billion dollar annual medical and indemnity Workers' Compensation cost. The two HCO networks have contracted with over 2,700 providers, 62 hospitals, 200 pharmacies, rehabilitation centers and other ancillary services making the Company's HCOs capable of providing comprehensive medical services throughout this region. The Company is developing these networks and further extending its Workers' Compensation business into a statewide entity.

     The Company is currently in discussions with brokers of health insurance and with representatives of larger employers. Based on potential cost savings to employers and the large workforce in the seven counties where the Company is licensed, approximately nine million workers, the Company expects that a significant number of employers will sign contracts
with the Company to provide services.   The Company expects the amount per
enrollee it will charge employers will likely vary based upon factors such as employer history and exposure to risk; for instance, a construction company would likely pay more than a payroll service company. In addition, employers who have thousands of enrollees are more likely to get a discount. Because of the relatively new HCO market, and even though the Company makes every effort to charge a sufficient enrollee fee to cover costs and to make a profit, however, there is no assurance that the Company will always properly evaluate the risks associated with each employer or charge sufficient enrollee fees to cover its operational costs and/or be profitable. The Company carefully analyzes each employer prior to quoting an enrollee fee. In the event the Company charges per enrollee fees that are inadequate to cover operational costs, then the Company may not be able to continue business operations.

     The Company does not anticipate large capital expenditures. Rather, it has contracted with many medical providers, and therefore, equipment such as x-ray machines are not paid for by the Company. The Company will have fixed costs such as liability insurance and other usual costs of running an office.

     Physicians
     ----------

     The Company strives to select physicians known for excellence and experience in providing Workers' Compensation care. Two of the Company's founders have been active in the southern California medical community for many years, and as a result, the Company has been able to recruit physicians with superlative credentials and reputations.


                                     14

     The Company has also recruited physicians and allied health workers who reflect the ethnic and cultural diversity of California, thus enabling injured workers to readily find a physician who speaks their native tongue. The Company has contracts with over 300 primary care Hispanic physicians, 175 primary care African-American physicians, and many other minority physicians. The Company believes this is a benefit for injured workers and will assist in ensuring a prompt return to the workplace. To date, the Company has contracted with approximately 2,700 physicians.

     PHCO COMMITTEES
     ---------------

     The Company has organized seven committees in compliance with AB 110 to provide the best possible care to injured workers. The following briefly describes each committee:

Quality Assurance.
------------------
As the name implies this committee is charged with the responsibility of monitoring the quality of care that the HCO providers are delivering to the employees. The Company's Quality Assurance committee consists of fifteen separate functioning entities. The ultimate oversight and responsibility for this committee is maintained by the Medical Director.

Utilization Review.
-------------------
This committee is responsible for monitoring Provider/Enrollee utilization of health care services under the plan. The activities are reflected in reports documenting examinations of procedures, provider use patterns and other matters. This committee is comprised of seven provider physicians.

Case Management.
----------------
The Case Management committee ("CMC") is charged with working with both the injured worker and the employers to coordinate return to work issues. For example, seeking light duties for an injured worker rather than allowing a protracted period of disability. The Company's ability to compress the time frame between an injured worker's first report of injury and return to work is the most critical factor in the management of Workers' Compensation care. The number of work days the employee misses due to disability translates into great costs to the employer, through medical costs, loss of productivity, the need to hire temporary help and disability insurance indemnity payments. The case worker will become an intermediary between the physician, employer and employee by coordinating the return of the worker to a position he or she is capable of carrying out while recovering.

Work Safety.
------------
The Company believes that the best method to treat work related injuries is to prevent them from occurring. This committee is a workplace safety conditions and health committee that makes suggestions for ways to improve workplace conditions and to promote healthy habits. This committee seeks to promote safety and health by providing training workers and employers in methods of avoiding work place injuries. For instance, training may include safe methods to lift heavy objects, proper use of safety equipment and safe operation of machinery. In addition, if agreeable to employer and employee, the Company can provide drug and alcohol testing to attempt to mitigate injuries that may be caused by these problems. Furthermore, the Company may provide anonymous referral service for drug and alcohol treatment services.


                                     15

Grievance.
----------
This committee informs employees upon enrollment and annually thereafter of procedures for processing and resolving grievances. This includes the location and telephone number where grievances may be submitted and where complaint forms are available to employees. The Company establishes procedures for continuously reviewing the quality of care, performance of medical personnel and utilization of services to prevent causes for complaint.

Provider Licensing & Performance Review.
----------------------------------------
Contracting with a high quality professional staff is critical in creating a Workers' Compensation health care delivery system because in Workers' Compensation the physician performs additional unique tasks. A Workers' Compensation physician must understand the requirements of a patient's job to make informed return-to-work recommendations and the physician needs to know how to make impairment ratings and be willing to testify in disputed cases. In addition, the physician must be a healer and patient's advocate. These additional demands make it necessary to use different criteria to select Workers' Compensation physicians. The Company monitors the performance of network physicians. Physicians who produce high quality, cost effective health care are provided with more patients, while physicians who do not are eliminated from the network.

Physicians' Continuing Education.
---------------------------------
Physicians are trained in the latest theories and techniques in treating workplace injuries. Protocols and treatment plan suggestions are distributed to providers on the basis of results of outcome studies as established by the State of California's Division of Workers' Compensation, the Medical Disability Advisor and through the State of California's Industrial Medical Protocols as they are published.

     HOSPITALS
     ---------

     The Company has been successful in creating relationships with some of the premier medical centers of Southern California. The relationships established with medical centers are not for access or service as they provide access and service to all. Rather, these relationships are maintained by the Company to provide services to the Company's HCO enrollees.

     ANCILLARY SERVICES
     ------------------

     The Company has contracted a full range of ancillary services to cover all requirements of the California Department of Corporations and Department of Industrial Relations. This includes interpreter services, ambulances, physical therapy, occupational therapy, pharmacies and much more. The ancillary services are vital to ensure there is a complete network capable of independently providing all care that may be necessary.


                                     16

     COMPETITION
     -----------

     Although the Company is one of the first commercial enterprises capable of offering HCO services, there are new companies that are currently setting up similar services as those being offered by the Company. Many of these competitors may have greater financial, research and marketing experience and resources than the Company, and will represent substantial long-term competition. In California there are currently sixteen certified health care organization licenses (two of which belong to the Company) issued to approximately ten companies. This translates into approximately nine direct competitors, with Comp Partners being the largest.

     The Company plans to gain a competitive advantage by marketing itself as a legal medical organization not just a medical company. The Company's CEO and Medical Director are both attorneys. In addition, the Company is the only HCO that owns a network of providers as opposed to leasing a network. The Company believes this is advantageous because they can market a direct relationship with providers rather than relying on third party relationships.

     EMPLOYEES
     ---------

     The Company, through its subsidiary, currently has five full time employees and ten part-time employees. In addition, the officers and directors work on a part time, as needed, basis with no commitment for full time employment. Over the next twelve months, the Company anticipates hiring additional employees as needed and as revenues and operations warrant.

DESCRIPTION OF PROPERTY
-----------------------

     PROPERTY & FACILITIES
     ---------------------

     The Company's executive offices are located in Newport Beach, California. The Company's subsidiary Medex leases approximately 3,504 square feet of office space in Long Beach, California. Under the terms of the lease Medex is required to pay $6,189.70 per month through February of 2004, $6,307.20 from March of 2004 through February of 2005 and $6,482.40 from March of 2005 through February of 2006. There is no provision in the lease for extension or renewal but the Company anticipates it will be able to renew or secure other office space on similar terms if it is required to do so. The Company does not anticipate needing any additional office space in the next twelve months. If the need arises, the Company believes it will be able to secure additional office space on acceptable terms. The Company does not own or lease any other property.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND OTHER SHAREHOLDER
MATTERS
-------------------------------------------------------------------------

     The Company's shares are currently traded on the Pink Sheets under the symbol "PHCO". The Company plans to apply for a listing on the Over-the-Counter Bulletin Board ("OTCBB") in the next twelve months. The Company currently has 15,427,732 shares outstanding held by approximately 1080 shareholders. The following table shows the historical bid and ask price data for PHCO:

                                     17


                                        BID PRICES               ASK PRICES
                                 HIGH          LOW        HIGH          LOW
     2003
     ----
     First Quarter               $.05         $.05       $1.01        $1.01
     Second Quarter               .05          .05        1.01         1.01
     Third Quarter                .06          .05        1.01         1.01
     Fourth Quarter               .16          .06        1.01         1.01

     2002
     ----
     First Quarter                .45          .45        1.01         1.01
     Second Quarter               .45          .15        1.15         1.01
     Third Quarter               2.00         1.75        2.25         2.25
     Fourth Quarter              1.75          .45        2.25         1.00


     The above quotations, as provided by the Pink Sheets, LLC., represent prices between dealers and do not include retail markup, markdown or commission. In addition, these quotations do not represent actual transactions.

     Approximately 884,214 of the Company's unissued common shares are subject to outstanding options or warrants to purchase, or securities convertible into, common equity of the Company. Of the 15,427,732 outstanding shares of common stock approximately 13,434,944 are restricted common shares of the Company and approximately 154,277 shares are eligible for resale pursuant to Rule 144 every 90 days. The Company has no agreements to register shares on behalf of shareholders currently holding unregistered securities. The Company has not paid, nor declared, any dividends since its inception and does not intend to declare any such dividends in the foreseeable future. The Company's ability to pay dividend is subject to limitations imposed by Utah law. Under Utah law, dividends may be paid to the extent that the corporation's assets exceed it liabilities and it is able to pay its debts as they become due in the usual course of business.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS
-------------------------------------------------------------

     LIQUIDITY AND CAPITAL RESOURCES
     -------------------------------

     The Company has limited liquidity and capital resources.   The Company
does not currently possess a financial institution source of financing and the Company cannot be certain that its existing sources of cash will be adequate to meet its liquidity requirements.

     The Company's future capital requirements will depend on its ability to successfully implement its business plan and other factors, including
(i) the ability of the Company to maintain its existing customer base and to expand its customer base, and (ii) overall financial market conditions where the Company might seek potential investors.


                                     18

     At December 31, 2003, the Company had cash on hand of $398,352 compared to $201,875 at the December 31, 2002, year end. The increase of $196,477 in cash on hand is due to additional revenue generated from the Company's growing customer base. Because of the conversion of debt to equity, management believes that cash on hand and anticipated revenues will be sufficient to cover operating costs over the next twelve months. Therefore, the Company does not anticipate needing to find other sources of capital at this time. If the Company's revenues, however, are less than anticipated the Company will need to find other sources of capital to continue operations. The Company would then seek additional capital in the form of debt and/or equity. While the Company believes that it is capable of raising additional capital, there is no assurance that the Company will be successful in locating other sources of capital on favorable terms or at all.

     RESULTS OF OPERATIONS
     ---------------------

     COMPARISON OF THE YEAR ENDED DECEMBER 31, 2003 AND 2002.
     --------------------------------------------------------

     The Company generated $1,097,930 in revenue for the year ended December 31, 2003, compared to revenue of $653,427 for the same period of 2002. This increase is largely due to the growth in the number of employers and enrollees using the Company's services in 2003 as compared to 2002. During the year ended December 31, 2003, the Company generated revenue from approximately 51 employers representing approximately 73,700 enrollees compared to ten employers and approximately 13,000 enrollees during the year ended December 31, 2002. As revenues increased, however, the expenses incurred in providing HCO services also increased from $689,257 during the year ended December 31, 2002, to $1,040,071 for the same period 2003. The increases in expenses were largely attributable to significant increases in salaries and wages, insurance, employment enrollment and general and administrative expenses, offset in part by a decrease in consulting fees.

     During the year ended December 31, 2003, salaries & wages paid by the Company increased $352,682 to $501,109 compared to $148,427 for the year ended December 31, 2002. This significant increase in salaries and wages was the result of three primary factors. First, the Company employed more employees in 2003 than 2002. Second, during 2002, the CEO of Medex was compensated as a consultant. In 2003, the Company began paying the CEO as an employee of the Company. Third, the CEO and the Vice President of Medex each received pay increases in 2003.

     Insurance expenses increased from $31,678 in the twelve months ended December 31, 2002, to $74,141 in the twelve months ended December 31, 2003. This $42,463 increase was largely the result of the increased number of person employed by the Company who were receiving health, dental and other insurance benefits and increases in the cost of insurance.

     In the twelve months ended December 31, 2003, employment enrollment expenses were $94,200, a $37,648 increase over the comparable twelve month period ended December 31, 2002. As discussed above, as an HCO, the Company is required to pay a per enrollee fee to the State of California. This increase is consistent with the increase in the number of enrollees using our services in 2003, compared to 2002.


                                     19

     General and administrative expenses for the year ended December 31, 2003, increased $81,504, to $184,772 compared to $103,268 for the year ended December 31, 2002. The increase in general and administrative expenses were primarily attributable to increased expenses resulting from the growth in the Company's operations, including increases in office supply, printing, telephone, equipment rentals and parking expenses accounting for a $35,300 increase and $35,200 increase in office rental expense in the year ended December 31, 2003.

     During the twelve month period ended December 31, 2003, the Company reduced consulting fees paid to $84,081, compared to $271,968 for the twelve month period ended December 31, 2002. During 2002, the CEO of Medex was compensated for his services as a consultant. In 2003, he was treated as an employee and paid a salary. The reduction in consulting fees is partially attributable to this change. As discussed above, the Company anticipates consulting expenses to fluctuate from year to year and the decrease in consulting expenses from 2002 to 2003 should not be viewed as a trend.

     The Company realized net income of $57,973 for the fiscal year ended December 31, 2003, compared to a net loss of $35,262 during fiscal 2002. The realization of net income in 2003, compared to a net loss in 2002, resulted from the increased revenue and decreased consulting fees offset by increases in salaries & wages, insurance, employment enrollment and general & administrative expenses as discussed above.

     The increased revenue and the realization of net income in 2003 is primarily the result of increased demand for HCO services as a result of escalating workers' compensation costs in California. The Company anticipates demand for its service will remain strong through 2004 and therefore management believes revenues and expenses will continue to increase at a similar pace to that of 2003 over the next twelve months.

     PLAN OF OPERATIONS
     ------------------

     As mentioned previously, the business of the Company is that of its wholly owned subsidiary Medex. Over the next twelve months the Company plans to focus its efforts on increasing enrollment in the Medex HCOs throughout southern California. The Company is currently in discussions with a number of businesses and continues to distribute marketing packets to potential customers. The Company will maintain and continue to establish relationships with doctors, nurses and other ancillary services who have experience in the workers' compensation industry. These relationships are vital to the success of the Company as these people and services will help up keep costs down by ensuring proper care.

     Due to escalating workers' compensation costs in the State of California and the HCO's ability to assist employers to control and reduce this cost, management believes that additional California employers may contract the services of an HCO. The Company is actively positioning itself to contract as many employers as possible. Any additional employees enrolled will also cause costs and expenses to proportionately increase. The Company has expanded the executive offices and plans to hire additional employees as they are needed to meet any increase in enrollment.

                                     20

FINANCIAL STATEMENTS
--------------------

     See Consolidated Financial Statement listed in the accompanying index to the Consolidated Financial Statements on Page F-1 herein.

LEGAL PROCEEDINGS
-----------------

     A complaint was filed in Orange County Superior Court by plaintiffs Marvin Teitelbaum, a shareholder of the Company, and Peter Alezakis, a shareholder of the Company and former director (collectively "Plaintiffs") on or about April 7, 2004 against the Company's president Tom Kubota, secretary Rudy LaRusso and the Company (collectively "Defendants"). The action seeks cancellation of a stock issuance, an order for Mr. Kubota to pay the Company $150,000 and other damages to be determined based upon allegations that Defendants breached various fiduciary duties. The Company believes that the claims by plaintiffs are without merit. Defendants have retained the services of the Law Offices of L. Scott Carlin, of Tustin California, to represent them in this matter and intend to contest the case vigorously.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
-------------------------------------------------------------------------

     None.


                WHERE STOCKHOLDERS CAN FIND MORE INFORMATION

     We file annual and quarterly reports with the Securities and Exchange Commission. Stockholders may obtain, without charge, a copy of the most recent Form 10-KSB (without exhibits) by requesting a copy in writing from us at the following address:

                      Pacific Health Care Organization
                          1280 Bison, Suite B9-596
                      Newport Beach, California 92660

     The exhibits to the Form 10-KSB are available upon payment of charges that approximate reproduction costs. If you would like to request documents, please do so by November 1, 2004, to receive them before the Special Meeting of Stockholders.




                                   By order of the President,


October 21, 2004                   Tom Kubota, President




                                     21

STOCKHOLDERS ARE REQUESTED TO MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE.
NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOUR PROMPT RESPONSE WILL BE HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.












































                                     22



                  PACIFIC HEALTH CARE ORGANIZATION, INC.
                            FINANCIAL STATEMENTS





























                   Pacific Health Care Organization, Inc.
                        Audited Financial Statements
                             (In U.S. Dollars)

                             December 31, 2003
                                    and
                             December 31, 2002




     For the fiscal years ended December 31, 2003 and 2002


     Table of Contents . . . . . . . . . . . . . . . . . . . . . . . F-1

     Report of Independent Registered Public Accounting Firm . . . . F-2

     Financial Statements

     Balance Sheet . . . . . . . . . . . . . . . . . . . . . . . . . F-3
     Statement of Operations . . . . . . . . . . . . . . . . . . . . F-5
     Statement of Stockholders' Equity . . . . . . . . . . . . . . . F-6
     Statement of Cash Flows . . . . . . . . . . . . . . . . . . . . F-7
     Notes to Financial Statements . . . . . . . . . . . . . . . . . F-8

















































                                    F-1

/Letterhead/



                        Independent Auditor's Report
                       -----------------------------


To the Board of Directors
Pacific Health Care Organization, Inc.

We have audited the accompanying balance sheets of Pacific Health Care Organization, as of December 31, 2003 and 2002, and the related statements of income, retained earnings and cash flows for the years then ended.
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards, in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the aforementioned financial statements present fairly, in all material respects, the financial position of Pacific Health Care Organization, Inc., as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles, in the United States of America.



/S/ Chisholm, Bierwolf & Nilson, LLC


Chisholm, Bierwolf & Nilson, LLC
Bountiful, Utah
February 16, 2004












                                    F-2

                   Pacific Health Care Organization, Inc.
                               Balance Sheets


                                                     December     December
                                                     31, 2003     31, 2002
                                                   -----------  -----------
                                   ASSETS

Current Assets
--------------

  Cash                                             $  398,352   $  201,875
  Accounts Receivable                                 120,734       42,581
  Prepaid Expenses                                     24,166        9,896
                                                   -----------  -----------
     Total Current Assets                             543,252      254,352

Property & Equipment (Note 5)
--------------------
  Computer Equipment                                   55,830       41,927
  Furniture & Fixtures                                 24,766        7,082
                                                   -----------  -----------
     Total Property & Equipment                        80,596       49,009

     Less: Accumulated Depreciation                   (32,124)     (14,848)
                                                   -----------  -----------
     Net Property & Equipment                          48,472       34,161
                                                   -----------  -----------

     Total Assets                                  $  591,724   $  288,513
                                                   ===========  ===========














                                    F-3

                   Pacific Health Care Organization, Inc.
                               Balance Sheets


                                                     December     December
                                                     31, 2003     31, 2002
                                                   -----------  -----------

                     Liabilities & Stockholders' Equity

Current Liabilities
-------------------

  Accounts Payable                                 $   16,993   $    3,600
  Accrued Expenses                                    139,920       75,514
  Unearned Revenue                                    165,001         -
                                                   -----------  -----------
  Total Current Liabilities                           321,914       79,114

Stockholders' Equity (Note 8)
--------------------

  Preferred Stock; 5,000,000 Shares
   Authorized at $0.001 Par Value;
   Zero Shares Issued and Outstanding                    -            -
  Common Stock; 50,000,000 Shares
   Authorized at $0.001 Par Value;
   15,427,732 and 15,408,982 Shares Issued
   and Outstanding, Respectively                       15,428       15,409
  Additional Paid In Capital                          449,964      447,545
  Additional Paid In Capital - Warrants               122,694      122,694
  Accumulated (Deficit)                              (318,276)    (376,249)
                                                   -----------  -----------
     Total Stockholders' Equity                       269,810      209,399
                                                   -----------  -----------
     Total Liabilities & Stockholders' Equity      $  591,724   $  288,513
                                                   ===========  ===========


                                    F-4

                   Pacific Health Care Organization, Inc.
                          Statement of Operations

                                                     December     December
                                                     31, 2003     31, 2002
                                                   -----------  -----------

Revenues                                           $1,097,930   $  653,427
--------                                           -----------  -----------

Expenses
--------
  Depreciation                                         17,276       12,639
  Consulting Fees                                      84,081      271,968
  Salaries & Wages                                    501,109      148,427
  Professional Fees                                    84,492       64,725
  Insurance                                            74,141       31,678
  Employment Enrollment                                94,200       56,552
  General & Administrative                            184,772      103,268
                                                   -----------  -----------
     Total Expenses                                 1,040,071      689,257
                                                   -----------  -----------
     Income (Loss) From Operations                     57,859      (35,830)

Other Income (Expenses)
-----------------------

  Interest Income                                         114          568
                                                   -----------  -----------
     Total Other Income (Expenses)                        114          568
                                                   -----------  -----------

     Income (Loss) Before Taxes                        57,973      (35,262)

     Tax Expense                                         -            -
                                                   -----------  -----------
   Net Income (Loss)                               $   57,973   $  (35,262)
                                                   ===========  ===========

Income (Loss) Per Share
-----------------------
     Basic                                         $    0.004   $    (.003)
     Diluted                                            0.004        (.003)

Weighted Average Shares Outstanding
  Basic                                            15,413,670   11,540,493
  Diluted                                          15,413,670   11,540,493








                                    F-5

                   Pacific Health Care Organization, Inc.
                     Statement of Stockholders' Equity
                 From January 1, 2002 to December 31, 2003

                                        Common Stock         Paid In   Accumulated
                                     Shares      Amount      Capital     Deficit
                                 ------------ -----------  ----------- -----------
Balance, January 1, 2002          10,063,000      10,063      174,803    (340,987)

Conversion of Note Payable
at $.70 Per Share                    345,982         346      241,842

A Warrants Issued at $.20 Per
Warrant; B Warrants at $.10
Per Share                                                     103,794

Contributed Capital                                             4,800

Shares Issued for Services
at $.01 Per Share                    500,000         500        4,500

Shares Issued for Services
at $.01 Per Share                  4,500,000       4,500       40,500

Net Loss for the Year Ended
December 31, 2002                                                         (35,262)
                                 ------------ -----------  ----------- -----------
Balance, December 31, 2002        15,408,982      15,409      570,239    (376,249)

Exercise of Stock Option
at $.05 Per Share                     18,750          19          919

Contributed Capital                                             1,500

Net Income for the year ended
December 31, 2003                                                          57,973
                                 ------------ -----------  ----------- -----------
Balance, December 31, 2003       $15,427,732  $   15,428   $  572,658  $ (318,276)
                                 ============ ===========  =========== ===========









                                    F-6

                   Pacific Health Care Organization, Inc.
                          Statement of Cash Flows
                      For the Years Ended December 31

                                                         2003          2002
                                                     ------------  ------------
Cash Flows from Operating Activities
------------------------------------
  Net Income (Loss)                                  $    57,973   $   (35,262)
  Adjustments to Reconcile Net Income to Net Cash:
   Contributed Services                                    1,500         4,800
   Depreciation                                           17,276        12,639
   Shares Issued for Services                              -            50,000
  Changes in Operating Assets & Liabilities:
   (Increase) Decrease in Prepaid Expenses               (14,270)       (3,722)
   (Increase) Decrease in Accounts Receivable            (78,153)       42,581)
   Increase (Decrease) in Accounts Payable                13,393         3,600
   Increase (Decrease) in Accrued Expenses                64,406        75,514
   Increase (Decrease) in Unearned Revenue               165,001         -
                                                     ------------  ------------
Net Cash Provided by Operating Activities                227,126        64,988

Cash Flows from Investing Activities
------------------------------------
  Purchase of Computer Equipment                         (13,903)      (24,726)
  Purchase of Furniture & Fixtures                       (17,684)       (2,523)
                                                     ------------  ------------
Net Cash Used by Investing Activities                    (31,587)      (27,249)

Cash Flows from Financing Activities
------------------------------------
  Proceeds from Exercise of Stock Option                     938         -
                                                     ------------  ------------
    Net Cash Provided by Financing Activities                938         -

    Increase (Decrease) in Cash                          196,477        37,739

    Cash at Beginning of Period                          201,875       164,136
                                                     ------------  ------------
    Cash at End of Period                            $   398,352   $   201,875
                                                     ============  ============

Supplemental Cash Flow Information
----------------------------------
  Interest                                           $     -       $     -
  Taxes                                                    -             -






                                    F-7


                   Pacific Health Care Organization, Inc.
                       Notes to Financial Statements
                             December 31, 2003

NOTE 1 - Corporate History
--------------------------

Pacific Health Care Organization, Inc., was incorporated under the laws of the state of Utah on April 17, 1970 under the name Clear Air, Inc. On September 25, 2000, the Company changed its name to Pacific Health Care Organization, Inc. On February 26, 2001, the Company acquired Medex Healthcare, Inc. ("Medex"), a California corporation organized March 4, 1994, in a share for share exchange in which the Company acquired all of the outstanding shares of Medex in exchange for 6,500,000 shares of the Company. The acquisition of Medex by the Company was accounted for as a reverse acquisition, and therefore Medex was considered the accounting acquirer. The financial statements, contained herein, are those of Medex Healthcare, Inc., for all periods presented.

NOTE 2 - Significant Accounting Policies
----------------------------------------

A.   Basis of Accounting
     -------------------

     The Company uses the accrual method of accounting.

B.   Revenue Recognition
     -------------------

     The Company applies the provisions of SEC Staff Accounting Bulletin ("SAB") No. 104, REVENUE RECOGNITION IN FINANCIAL STATEMENTS ("SAB 104"), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. The SAB 104 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. In general, the Company recognizes revenue related to monthly contracted amounts for services provided when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the fee is fixed or determinable and (iv) collectibility is reasonably assured.

     Health care service revenues are recognized in the period in which fees are fixed or determinable and the related services are provided to the subscriber.

     The Company's subscribers generally pay in advance for their services by check or electronic check payment, and revenue is then recognized ratably over the period in which the related services are provided. Advance payments from subscribers are recorded on the balance sheet as deferred revenue. In circumstances where payment is not received in advance, revenue is only recognized if collectibility is reasonably assured.

C.   Cash Equivalents
     ----------------

     The Company considers all short term, highly liquid investments that are readily convertible, within three months, to known amounts as cash equivalents. The Company currently has no cash equivalents.

                                    F-8

                   Pacific Health Care Organization, Inc.
                       Notes to Financial Statements
                             December 31, 2003

NOTE 2 - Significant Accounting Policies (continued)
----------------------------------------

D.   Net Earnings (Loss) Per Share
     -----------------------------

     The computation of net earnings (loss) per share of common stock is based on the weighted average number of shares outstanding during each period presented. The Company utilizes the treasury stock method to calculate net earnings (loss) per share. Potentially issuable common shares totaling 691,964 related to warrants and 66,250 related to options were excluded from the calculation of diluted loss per share because their efforts were anti-dilutive.

     The following is the calculation for a weighted average common shares used in basic and dilutive net earnings (loss) per share:

                                                   For the Years Ended
                                                        December 31,
                                                     2003          2002
                                                 ------------  ------------
     Basic Earning Per Share:
      Income (Loss) (Numerator)                  $    57,973   $   (35,262)
      Shares (Denominator)                        15,413,670    11,540,493
                                                 ------------  ------------
       Per Share Amount                          $       .00   $       .00
                                                 ============  ============
     Fully Diluted Earnings Per Share:
      Income (Loss) (Numerator)                  $    57,973   $   (35,262)
      Shares (Denominator)                        15,413,670    11,540,493
                                                 ------------  ------------
     Per Share Amount                            $       .00   $       .00
                                                 ============  ============

E.   Depreciation
     ------------

     The cost of property and equipment is depreciated over the estimated useful lives of the related assets. The cost of leasehold improvements is depreciated over the lesser of the length of the lease of the related assets for the estimated lives of the assets.
     Depreciation is computed on the straight line method.

F.   Use of Estimates
     ----------------

     The preparation of the financial statements in conformity with generally accepted accounting principles, in the United States of America, require management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.




                                    F-9

                   Pacific Health Care Organization, Inc.
                       Notes to Financial Statements
                             December 31, 2003

NOTE 2 - Significant Accounting Policies (continued)
----------------------------------------

G.   Principles of Consolidation
     ---------------------------

     The accompanying consolidated financial statements include the accounts of the company and its wholly - owned subsidiary.
     Intercompany transactions and balances have been eliminated in consolidation.

H    Fair Value of Financial Instruments
     -----------------------------------

     The fair value of the Company's cash and cash equivalents, receivables, accounts payable and accrued liabilities approximate carrying value based on their effective interest rates compared to current market prices.

I    General and Administrative Costs
     --------------------------------

     General and administrative expenses include fees for office space, insurance, compensated absences, travel and entertainment costs.

J    Income Taxes
     ------------

     The Company utilizes the liability method of accounting of income taxes. Under the liability method, deferred income tax assets and liabilities are provided based on the difference between the financial statements and tax basis of assets and liabilities measured by the currently enacted tax rates in effect for the years in which these differences are expected to reverse. Deferred tax expense or benefit is the result of changes in deferred tax assets and liabilities.

NOTE 3  - New Technical Pronouncements
--------------------------------------

In December 2002, the FASB issued SFAS No. 148, ACCOUNTING FOR STOCK-BASED COMPENSATION TRANSITION AND DISCLOSURE AN AMENDMENT OF FAS 123. SFAS NO. 148 AMENDS SFAS NO. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, TO provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of SFAS No. 123 to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. This Statement also amends APB Opinion No. 28, Interim Financial Reporting, to require disclosure about those effects in interim financial information. SFAS No. 148 is effective for annual and interim periods beginning after December 15, 2002. The adoption of the interim disclosure provisions of SFAS No. 148 did not have an impact on the Company's financial position, results of operations or cash flows. The Company is currently evaluating whether to adopt the fair value based method of accounting for stock-based employee compensation in accordance with SFAS No. 148 and its resulting impact on the Company's consolidated financial statements.



                                    F-10


                   Pacific Health Care Organization, Inc.
                       Notes to Financial Statements
                             December 31, 2003

NOTE 3  - New Technical Pronouncements (continued)
--------------------------------------


In January 2003, the Emerging Issues Task Force ("EITF") issued EITF Issue No. 00-21, ACCOUNTING FOR REVENUE ARRANGEMENTS WITH MULTIPLE DELIVERABLES. This consensus addresses certain aspects of accounting by a vendor for arrangements under which it will perform multiple revenue-generating activities, specifically, how to determine whether an arrangement involving multiple deliverables contains more than one unit of accounting. EITF Issue No. 00-21 is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003, or entities may elect to report the change in accounting as a cumulative-effect adjustment. The adoption of EITF Issue No. 00-21 did not have a material impact on the Company's consolidated financial statements.

In January 2003, the FASB issued Interpretation ("FIN") No. 46, CONSOLIDATION OF VARIABLE INTEREST ENTITIES. Until this interpretation, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. FIN No. 46 requires a variable interest entity, as defined, to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns. FIN No. 46 is effective for reporting periods ending after December 15, 2003. The adoption of FIN No. 46 did not have an impact on the Company's consolidated financial statements.

In April 2003, the FASB issued SFAS No. 149, AMENDMENT OF STATEMENT 133 ON DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, which amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 will not have an impact on the Company's consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY. SFAS No. 150 changes the accounting guidance for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity by now requiring those instruments to be reported as liabilities. SFAS No. 150 also requires disclosure relating to the terms of those instruments and settlement alternatives. SFAS No. 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 did not have an impact on the Company's consolidated financial statements.


                                    F-11


                   Pacific Health Care Organization, Inc.
                       Notes to Financial Statements
                             December 31, 2003

NOTE 3  - New Technical Pronouncements (continued)
--------------------------------------

In December 2003, the SEC issued SAB No. 104. SAB No. 104 revises or rescinds portions of the interpretative guidance included in Topic 13 of the codification of staff accounting bulletins in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. It also rescinds the Revenue Recognition in Financial Statements Frequently Asked Questions and Answers document issued in conjunction with Topic 13. Selected portions of that document have been incorporated into Topic 13. The adoption of SAB No. 104 in December 2003 did not have an impact on the Company's financial position, results of operations or cash flows.

NOTE 4  - Related Party
-----------------------

During 2003 and 2002, the Company's President allowed the Company to utilize office space at his personal residence. The President's secretary used this space on a daily basis. In accordance with SFAS 57, "Related Party Disclosures", the fair market value of the office space has been charged to general expenses with a corresponding entry to contributed capital. The fair market value of the office space was determined to be $250 per month, resulting in a total capital contribution of $1,500 and $3,000 for the years ending December 31, 2003 and 2002, respectively. During June 30, 2003, the President ceased using his home for an office, general expenses were charged through June only.

NOTE 5 - Fixed Assets
---------------------

The Company capitalizes the purchase of equipment and fixtures for major purchases in excess of $1,000 per item. Capitalized amounts are depreciated over the useful life of the assets using the straight line method of depreciation. Scheduled below are the assets, costs and accumulated depreciation at December 31, 2003 and 2002.

                                           Depreciation          Accumulated
                            Cost              Expense           Depreciation
                     December  December  December  December  December  December
Assets               31, 2003  31, 2002  31, 2003  31, 2002  31, 2003  31, 2002
------------------  --------- --------- --------- --------- --------- ---------
Computer Equipment  $ 55,830   $41,927   $14,447   $13,512   $27,959   $11,792
Furniture & Fixtures  24,766     7,082     2,829     1,336     4,165       847
------------------  --------- --------- --------- --------- --------- ---------
  Totals            $ 80,596  $ 49,009  $ 17,276  $ 14,848  $ 32,124  $ 12,639
                    ========= ========= ========= ========= ========= =========



                                    F-12

                   Pacific Health Care Organization, Inc.
                       Notes to Financial Statements
                             December 31, 2003

NOTE 6 - Income Taxes
---------------------

The Company has adopted FASB 109 to account for income taxes. The Company currently has no issues that create timing differences that would mandate deferred tax expense. Net operating losses would create possible tax assets in future years. Due to the uncertainty as to the utilization of net operating loss carryforwards an evaluation allowance has been made to the extent of any tax benefit that net operating losses may generate.

The Company has incurred losses that can be carried forward to offset future earnings if conditions of the Internal Revenue Codes are met. These losses are as follows:

                            Year of Loss       Amount       Expiration Date
                            ------------     ----------     ---------------
                                2000         $  44,590            2020
                                2001           296,397            2021
                                2002            35,262            2022
                                2003              -                 -

                                                              2003         2002
                                                          ------------ ------------
       Current Tax Asset Value of Net Operating Loss
       Carryforwards at Current Prevailing Federal
       Tax Rate                                           $    95,483  $   112,874
       Evaluation Allowance                                   (95,483)    (112,874)
                                                          ------------ ------------
          Net Tax Asset                                   $     -      $     -
          Current Income Tax Expense                      $     -      $     -
                                                          ============ ============
          Deferred Income Tax Benefit                           -            -


The Company has remaining cumulative net operating loss carryforwards of $318,276 to be offset against future earnings.

NOTE 7 - Operating Leases
-------------------------

On March 1, 2001, the Company entered into a lease agreement to lease office space at 5150 East Pacific Coast Highway, Long Beach, California 90804. The Company paid $2,020 and $1,962 per month for a 1,154 square foot facility, for the periods ending February 28, 2003 and 2002, respectively.

An amendment to the lease was entered into on January 29, 2003 and commenced March 1, 2003, wherein the rentable square feet increased to 3,504 and the expiration date of the lease extended to February 28, 2006. The monthly lease payments also increased to $4,133 during the early months of the lease, to $6,482 at its expiration. A lease deposit of $6,174 was required prior to signing. The space the Company is leasing is sufficiently large enough to accommodate all of its administrative needs.



                                    F-13

                   Pacific Health Care Organization, Inc.
                       Notes to Financial Statements
                             December 31, 2003

NOTE 7 - Operating Leases (continued)
-------------------------

Total Lease Commitments;                                 Year    Amounts
                                                        ------  ----------
                                                          2004  $  75,451
                                                          2005     77,438
                                                          2006     12,965
                                                          2007       -
                                                          2008       -
                                                                ----------
         Total                                                  $ 165,854
                                                                ==========

Rent expense for the year ended December 31, 2003 and December 31, 2002 was $61,832 and $24,862, respectively.

NOTE 8 - Stockholders' Equity
-----------------------------

In August of 2002, the Company issued 345,982 restricted common shares, detachable A Warrants to purchase an additional 345,982 restricted common shares and detachable B Warrants to purchase an additional 345,982 restricted common shares to Manfred Heeb to resolve debt in the amount of $345,982. The shares were not publicly offered. The shares were issued pursuant to exemptions from registration under Section 4(2) of the Securities Act of 1933. The Company settled outstanding debt in the amount of $345,982 for the shares and warrants.

During 2002, the Company issued 5,000,000 shares of common stock to a shareholder in exchange for financial consulting services rendered on behalf of the Company. In accordance with SFAS 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION", paragraph 8, "ACCOUNTING FOR TRANSACTIONS WITH OTHER THAN EMPLOYEES", the fair market value of the services was used in determining the value of the stock, because this value was more "reliably measurable". At this time the Company's stock was not actively traded, and the services performed resulted in an expense to the Company for $50,000. Since there was no established fair market value of the securities, the fair market value of the services performed was deemed appropriate. The cost of services has been charged to operations. Capital stock and related additional paid-in capital have been increased by $5,000 and $45,000 respectively.

During 2003, a shareholder of the Company exercised their stock option in the Company. The Company issued 18,750 shares of common stock at a exercise price of $.05 per share. Common stock and related additional paid-in capital have been increased by $19 and $919, respectively.







                                    F-14


                   Pacific Health Care Organization, Inc.
                       Notes to Financial Statements
                             December 31, 2003

NOTE 9 - Major Customers
------------------------

The Company had two customers who, accounted for 10 percent, or more, of the Company's total revenues during the year ended December 31, 2003, and one customer during the year ended December 31, 2002. The percentages of total revenues for the years ended 2003 and 2002 are as follows:

                                       2003           2002
                                      ------         ------
              Customer A                 14%            20%
              Customer B                 14%              -

NOTE 10 - Net Earnings (Loss) Per Share
---------------------------------------

Basic earnings (loss) per common share (BEPS) is based on the weighted-average number of common shares outstanding during each period. Diluted earnings (loss) per common share is based on shares outstanding (computed as under BEPS) and dilutive potential common shares. Issuable shares of 408,982 detachable A Warrants and 408,982 detachable B Warrants were not included in the computation of diluted loss per share, because their inclusion would have been antidilutive for the years ended December 31, 2003 and 2002.

The following data shows the shares used in the computing loss per common share including dilutive potential common stock;

  Common shares outstanding during the entire period           15,413,670
  Weighted-average shares paid for, but not issued
  during the period.                                                    -
                                                              ------------
  Weighted-average number of common shares used in basic EPS   15,413,670
  dilutive effect of options                                            -
                                                              ------------
  Weighted-average number of common shares used in basic EPS            -
  dilutive effect of warrants                                           -
                                                              ------------
  Weighted-average number of common shares and dilutive
  potential common shares used in diluted EPS                  15,413,670
                                                              ============

NOTE 11 - Accrued and Other Liabilities
---------------------------------------
  Accrued liabilities consist of the following:

                                                                  2003
                                                              ------------
  Employment Enrollment Fees                                  $    94,200
  Compensated Absences                                             27,647
  Legal Fees                                                       18,073
                                                              ------------
         Total                                                $   139,920
                                                              ============



                                    F-15

                   Pacific Health Care Organization, Inc.
                       Notes to Financial Statements
                             December 31, 2003

NOTE 12 - Options for Purchase of Common Stock
----------------------------------------------

In August 2002, the Company adopted a stock option plan. The Company adopted a plan which provides for the grant of options to officers, consultants and employees to acquire shares of the Company's common stock at a purchase price equal to or greater than fair market value as of the
date of the grant.   Options are exercisable six months after the grant
date and expire five years from the grant date. The plan calls for a total of 1,000,000 shares to be held for grant. A summary of activity follows;

Stock Option Plan                                             2002
                                                  ------------------------
                                                                 Weighted
                                                                  Average
                                                     Number      Exercise
                                                    of Shares     Price
                                                   ----------- -----------
    Outstanding at beginning of year                    -      $    -
    Granted                                            85,000         .05
    Exercised                                         (18,750)      -
    Canceled                                            -           -
                                                   ----------- -----------
    Outstanding at end of year                         66,250  $      .05
                                                   =========== ===========
       Exercisable at end of year                      66,250  $      .05
                                                   =========== ===========

In accordance with SFAS 123, "Accounting for Stock-Based Compensation", no option expense was recognized for the year ended December 31, 2003 since the exercise price of the options was equal to, or greater than, the market value of the Company's common stock..

The fair value of the option grant was established at the date of grant using the Black-Sholes option pricing model with the following weighted average assumptions;

                                                         2003
                                                        ------
    Risk-free interest rate                              3.0%
    Dividend yield                                         0%
    Volatility                                             0%
    Average expected term (years to exercise date)        1/2
                                                        ------

Employee stock options outstanding and exercisable under this plan as of December 31, 2003 are:



                                    F-16

                   Pacific Health Care Organization, Inc.
                       Notes to Financial Statements
                             December 31, 2003


NOTE 12 - Options for Purchase of Common Stock (continued)
----------------------------------------------

Stock Option Plan

                                              Weighted
                               Weighted        Average                 Weighted
      Range of               Average of      Remaining               Average of
      Exercise                 Exercise    Contractual                 Exercise
         Price      Options       Price   Life (years)      Options       Price
      --------     --------  ----------   ------------    ---------  ----------
         $ .05      66,250       $ .05           3.58       66,250        $ .05













                                         F-17